UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2005

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 701-2000
Registrant’s facsimile number, including area code: (206) 701-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      On May 23, 2005, Brian C. Henry joined us as Executive Vice President and Chief Financial Officer. Mr. Henry will receive a base salary of $325,000, and will have a target bonus of 50% under the Company’s annual executive bonus plan for 2005. For 2005, half of the target bonus (or $81,250) will be based on Cray accomplishing certain non-financial goals, including receipt of a clean Sarbanes-Oxley opinion for 2005. Mr. Henry will receive a sign-on bonus of $200,000 payable within 30 days of employment; if he decides to leave Cray before 12 months, then he will be required to return a ratable portion of the sign-on bonus to Cray, with one-twelfth of the bonus being freed from any repayment obligation after each month of employment. He will have an option to purchase 500,000 shares of Cray common stock, with an exercise price of $1.48, with 125,000 shares vesting 90 days after employment, another 125,000 shares vesting 150 days after employment and the balance vesting on December 31, 2005. If Mr. Henry’s employment were terminated other than for cause, he would be provided severance of one year’s base pay plus his targeted bonus under the Cray Executive Severance Plan.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      As noted under Item 1.01, on May 23, 2005, Brian C. Henry joined us as Executive Vice President and Chief Financial Officer. Mr. Henry, 48, has 20 years of experience as a technology company chief financial officer. He joins us after having served as executive vice president and chief financial officer of Onyx Software Corporation, a full suite customer relationship management company, which he joined in 2001. Mr. Henry previously served from 1999 to 2001 as executive vice president and chief financial officer of Lante Corporation, a public internet consulting company focused on e-markets and collaborative business models. From 1998 to 1999 Mr. Henry was chief operating officer, information management group, of Convergys Corporation, which he helped spin-off from Cincinnati Bell Inc., a diversified service company where he served as executive vice president and chief financial officer from 1993 to 1998. From 1983 to 1993 Mr. Henry was with Mentor Graphics Corporation in key financial management roles, serving as chief financial officer from 1986 to 1993. He received his B.S. degree from Portland State University and an M.B.A. at Harvard University where he was a Baker Scholar.

Item 7.01 Regulation FD Disclosure

     On May 23, 2005, we issued a press release relating to the appointment of Mr. Henry as Executive Vice President and Chief Financial Officer. A copy of that press release is being “furnished” as Exhibit 99.1 to this report and shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release, dated May 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 25, 2005

Cray Inc.

By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and
General Counsel

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